Exhibit 99.5

PROXY CARD

TERRAFORM POWER, INC.

ANNUAL MEETING OF TERRAFORM POWER, INC. (“TERP”) STOCKHOLDERS

                , 2020 at                 Eastern Standard Time

This proxy is solicited by the Board of Directors

The undersigned hereby acknowledge(s) receipt of the Notice of the Annual Meeting of TERP Stockholders and Proxy Statement/Prospectus, hereby appoint(s)                 and                 , and each of them, acting individually or in the absence of others, as proxies, each with the full power of substitution and re-substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of class A common stock of TerraForm Power, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of TERP Stockholders to be held at                 Eastern Standard Time on                , 2020 at                and any all postponements or adjournments thereof. The undersigned hereby revoke(s) all proxies previously given by the undersigned with respect to the Annual Meeting of TERP Stockholders, including any previously given by telephone or internet.

This proxy card, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will have authority to vote “FOR” the proposals on the card, in accordance with the Board of Directors’ recommendations, and in their discretion on any other matters that may properly come before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of TERP Stockholders:

The Notice and Proxy Statement/Prospectus are Available at:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

TERRAFORM POWER, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3, 4 & 5.

1. To adopt the Plan of Merger set forth as Exhibit B to the Reorganization Agreement referred to below and to approve (i) the Agreement and Plan of Reorganization, dated as of March 16, 2020 (as amended from time to time, the “Reorganization Agreement”), by and among Brookfield Renewable Partners L.P., Brookfield Renewable Corporation, 2252876 Alberta ULC, TerraForm Power, Inc. and TerraForm Power NY Holdings, Inc. and (ii) the Reincorporation Merger and the Share Exchange contemplated by the Reorganization Agreement (the “Merger Proposal”).	For ☐	Against ☐	Abstain ☐

2. To elect seven directors to serve until the next TerraForm Power, Inc. annual meeting and until their respective successors are duly elected or appointed and qualified, subject to his or her earlier resignation or removal (including in connection with the completion of the transactions contemplated by the Merger Proposal) or death.

Nominee	For	Against	Abstain

Brian Lawson	☐	☐	☐

Carolyn Burke	☐	☐	☐

Christian S. Fong	☐	☐	☐

Harry Goldgut	☐	☐	☐

Richard Legault	☐	☐	☐

Mark McFarland	☐	☐	☐

Sachin Shah	☐	☐	☐

3. To ratify the appointment of Ernst & Young LLP as TerraForm Power Inc.’s independent registered public accounting firm for 2020.	For ☐	Against ☐	Abstain ☐

4. To ratify, on a non-binding, advisory basis, the compensation paid to TerraForm Power Inc.’s named executive officers.	For ☐	Against ☐	Abstain ☐

5. To approve the adjournment of the TERP stockholders meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve the Merger Proposal.	For ☐	Against ☐	Abstain ☐

Signature of Stockholder

Signature, if held jointly (Title)

Date:	, 2020

Note: Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.